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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Avant Immunotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of AVANT Immunotherapeutics, Inc. This year’s meeting will be held on Thursday, May 19, 2005 at 2:00 p.m., local time, at our offices located at 119 Fourth Avenue, Needham, Massachusetts.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of AVANT by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting we will review our operations, report on 2004 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

Your vote is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or vote electronically via the Internet or by telephone. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

J. Barrie Ward, Ph.D.
Chairman of the Board

AVANT Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, MA 02494

Notice of Annual Meeting of Stockholders

The annual meeting of stockholders of AVANT Immunotherapeutics, Inc. will be held at 2:00 p.m. on May 19, 2005, at our offices located at 119 Fourth Avenue, Needham, Massachusetts, for the following purposes:

1.	To elect six directors to serve until the 2006 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To transact any other business which may properly come before the meeting.

Stockholders of record at the close of business on April 7, 2005 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Stockholders who are unable to attend the meeting in person are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States. If you would like to vote electronically via the Internet or by telephone, please follow the instructions on the proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

A copy of our annual report to stockholders for the fiscal year ended December 31, 2004 is being mailed to you with this notice and proxy statement.

By Order of the Board of Directors

AVERY W. CATLIN
Secretary

Needham, Massachusetts
April 22, 2005

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE ELECTRONICALLY OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

April 22, 2005

AVANT IMMUNOTHERAPEUTICS, INC.
119 Fourth Avenue
Needham, Massachusetts 02494

PROXY STATEMENT

This proxy statement is furnished to the holders of common stock, par value $.001 per share, of AVANT Immunotherapeutics, Inc. in connection with the solicitation of proxies by and on behalf of the Board of Directors of AVANT for the 2005 annual meeting of stockholders to be held at our offices located at 119 Fourth Avenue, Needham, Massachusetts on May 19, 2005, and at any adjournments or postponements thereof. This proxy statement and the accompanying notice of annual meeting of stockholders and proxy card are first being mailed to stockholders on or about April 22, 2005.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors.

Who is entitled to vote?

If our records show that you are a stockholder as of the close of business on April 7, 2005, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

All stockholders of record of shares of common stock of AVANT at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 74,132,829 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting by Proxy Holders for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by AVANT.

Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank.    If your common shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your common shares voted.

Vote by Mail.    If you would like to vote by mail, mark your proxy card, sign and date it, and return it to ADP Financial Services, Inc. in the postage-paid envelope provided.

Vote in Person.    If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Vote by Telephone.    If you hold your common shares in your own name as holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 18, 2005. When you call you will receive a series of voice instructions which will allow you to vote your common shares. A control number, located above the registration line of your proxy card, verifies your identity as a stockholder and allows you to vote your common shares and confirm that your voting instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet.    You also have the option to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 18, 2005. As with telephone voting, you will be given the opportunity to confirm that your voting instructions have been properly recorded. If you vote by Internet, you do not need to return your proxy card.

Will other matters be voted on at the annual meeting?

We are now not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of AVANT at the address set forth below;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

For your review, our 2004 annual report, including financial statements for the fiscal year ended December 31, 2004, is being mailed to stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements and the financial statement schedule, may be obtained without charge by writing to the Corporate Secretary of AVANT at the following address: 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Six directors are to be elected at the annual meeting. AVANT has in the past been managed by a seven member board of Directors. The resignations of two directors in 2003 have left a vacancy on the Board of Directors that will not be filled at this time. This vacancy, as well as any other vacancy that may occur during the year, may be filled by the Board of Directors for the remainder of the full term. All nominees will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees listed below is currently a director of AVANT, and each has consented to be nominated and to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

Vote Required

Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the issue at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes votes”; votes that are withheld from the nominees or broker non-votes will be excluded entirely from the vote and will have no effect.

Recommendation

The Board of Directors unanimously recommends a vote FOR their nominees. Proxies solicited by the Board will be voted FOR each of the nominees unless instructions to withhold or to the contrary are given.

Information Regarding the Nominees and Executive Officers

The following table sets forth the nominees for the Board of Directors, their ages and the year in which each first became a director.

Nominee	Age	Year First Became Director
J. Barrie Ward, Ph.D.	66	1998
Una S. Ryan, Ph.D.	63	1996
Harry H. Penner, Jr.	59	1997
Peter A. Sears	66	1999
Karen Shoos Lipton	51	2001
Larry Ellberger	57	2003

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting and the executive officers who are not directors, based on information furnished to AVANT by each nominee and executive officer. The following information is correct as of March 1, 2005.

Nominees for Election as Directors

J. Barrie Ward, Ph.D.    Dr. Ward has served as Chairman of the Board of Directors of AVANT since August 1998. Currently Dr. Ward is Chief Executive Officer and a Director of KuDOS Pharmaceuticals Ltd. in Cambridge, England. Previously, he was Chairman of the Board of Directors and Chief Executive Officer of Virus Research Institute, Inc. from July 1994 to August 1998. From 1984 to 1994, Dr. Ward was Director of the Microbiology Division of Glaxo Research and Development Ltd. He is currently Chairman of the Board of Directors of Onyvax Ltd. and on the Board of Directors of Biotica Technology Ltd.

Una S. Ryan, Ph.D.    Dr. Ryan has been Chief Executive Officer of AVANT since August 1996 and President, Chief Operating Officer and a director of AVANT since May 1996. Dr. Ryan joined us as Vice President, Research and Chief Scientific Officer in May 1993. She is also Research Professor of Medicine at the Whitaker Cardiovascular Institute of the Boston University School of Medicine. Prior to joining AVANT, Dr. Ryan was Director of Health Sciences at Monsanto Company from January 1990 to November 1992 and Research Professor of Surgery, Medicine and Cell Biology at Washington University School of Medicine from 1990 to 1993. Dr. Ryan is a member of the Governing Body of Biotechnology Industry Organization’s (BIO) Emerging Companies Section and serves on the Board of BIO and she is the Chairman of the Massachusetts Biotechnology Council. She is currently a director of IQuum, Inc.

Harry H. Penner, Jr.    Mr. Penner has been a director since January 1997. He is currently Chairman, Chief Executive Officer and a director of Marinus Pharmaceuticals, Inc. He is also President and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies. In December 2001, he was appointed BioScience Advisor to the Governor and the State of Connecticut. From 1993 to 2001, he was President, Chief Executive Officer and a director of Neurogen Corporation. Previously, he served as Executive Vice President of Novo Nordisk A/S and President of Novo Nordisk of North America, Inc. from 1988 to 1993. From 1985 to 1988 he was Executive Vice President and General Counsel of Novo Nordisk A/S. He is Chairman of the Connecticut Board of Governors for Higher Education and has served as Chairman of the Board for the Connecticut Technology Council and Co-Chairman of Connecticut United for Research Excellence. He currently serves on the Boards of Genaissance Pharmaceuticals, Inc., BioStratum, Inc., Rib-X Pharmaceuticals, Inc., Ikonisys, Inc., Rhei Pharmaceuticals, Inc. and RxGen, Inc.

Peter A. Sears.    Mr. Sears has been a director since May 1999. Since August 2004, Mr. Sears has served as a consultant to Quaker BioVentures, a venture capital fund. He retired in 1999 as Vice President, Business Investments, SmithKline Beecham Corporation (now GlaxoSmithKline), and President and Founder of S.R. One, Limited, SmithKline’s venture capital fund. He was with SmithKline from 1963 and S.R. One, Limited from 1985 to 1999. Since 1997 through June 2003, Mr. Sears was Adjunct Professor of Management, Johnson School of Management, Cornell University. He currently serves on the Board of Directors of Viral Therapeutics, Inc., Pinnacle Pharmaceuticals, Inc. and Immune Control, Inc.

Karen Shoos Lipton.    Ms. Lipton has been a director since May 2001. Ms. Lipton was appointed Chief Executive Officer of the American Association of Blood Banks in October 1994. Previously she has held senior positions at the American Red Cross since 1984, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Lipton was a lawyer in private practice. Ms. Lipton currently serves on the Department of Health and Human Services, Advisory Committee on Blood Safety and Availability.

Larry Ellberger.    Mr. Ellberger has been a director since August 2003. He is currently a Founder and Principal of Healthcare Ventures Associates, Inc., a consulting firm for the pharmaceutical, biotechnology and medical device industries. From 2000 to 2003, he was Senior Vice President of Powderject plc. He served as a director of Powderject since 1997. Previously, Mr. Ellberger was an employee of W.R. Grace & Co. from 1995 to 1999, serving as Chief Financial Officer from 1996 and Senior Vice President, Strategic Planning and Development from 1995. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development for the company. Mr. Ellberger currently serves as a Director and Chairman of the Audit Committee for PDI, Inc.

Executive Officers

The following persons are executive officers who are not directors of AVANT. Officers are elected annually by the Board of Directors until their successors are duly elected and qualified.

Name of Individual	Age	Position and Office
M. Timothy Cooke, Ph.D.	47	Chief Operating Officer
Avery W. Catlin	56	Senior Vice President, Chief Financial Officer and Secretary
Henry C. Marsh, Jr., Ph.D.	54	Vice President, Research
Taha Keilani, M.D.	49	Vice President, Medical and Regulatory Affairs

M. Timothy Cooke, Ph.D.    Dr. Cooke joined AVANT in August 2004 as Senior Vice President, Commercial Development. In March 2004, he was promoted to Chief Operating Officer. Prior to joining the company, he was Chief Executive Officer and a Director of Mojave Therapeutics, Inc., an early stage biopharmaceutical company developing therapeutic vaccines based on heat shock protein technology. Mojave Therapeutics was purchased by Antigenics in July 2004. From 1991 to 2000, Dr. Cooke held a number of marketing and sales positions at the Merck Vaccine Division, most recently as Senior Director, Worldwide Marketing Planning. He was a founding member of Merck Vaccine Division’s European and Eastern European operations, negotiated and launched the Aventis Pasteur-MSD European vaccines joint venture and created a new vaccine-focused sales force in the United States. Dr. Cooke holds a Ph.D. in bio-organic chemistry from Columbia University and an MBA from Columbia Business School.

Avery W. Catlin.    Mr. Catlin joined AVANT in January 2000. Prior to joining us, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company.

Henry C. Marsh, Jr., Ph.D.    Dr. Marsh joined AVANT as Senior Scientist in 1986 and has been Vice President, Research since May 1998. Prior to joining us, he was employed as a scientist at Abbott Laboratories of North Chicago and the Research Triangle Institute in North Carolina.

Taha Keilani, MD,    Dr. Keilani joined AVANT in June 2004 as Vice President of Medical and Regulatory Affairs. Prior to joining AVANT, Dr. Keilani had more than eighteen years of clinical research experience in the pharmaceutical and biotechnology industries and in academic research. His clinical development experience has been focused primarily in immunology and chronic inflammatory disease. Previously, he was Medical Director of Clinical Development and Regulatory Affairs at Serono, Inc. where he was project leader on three global development programs. Between 1996 and 2000, he was leading the transplant R&D team at Fujisawa Healthcare, Inc. and before that he was Research Assistant Professor of Medicine at Northwestern University Medical School and VA Lakeside Medical Center in Chicago.

The Board of Directors and Its Committees

Board of Directors.    AVANT is managed by a six member Board of Directors, a majority of whom are independent of our management. Our Board of Directors met six times in 2004. Each of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees), except Mr. Penner, who attended 67% of the Audit Committee meetings in 2004.

Audit Committee. The Board of Directors has established an Audit Committee consisting of Peter A. Sears, Chairman, Harry H. Penner, Jr., and Larry Ellberger. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated Larry Ellberger as an “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission and the Nasdaq. The Audit Committee met nine times during 2004. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.avantimmune.com.

Compensation Committee.    The Board of Directors has established a Compensation Committee consisting of J. Barrie Ward, Chairman, Karen Shoos Lipton and Larry Ellberger. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon her recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Compensation Committee met once during 2004. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.avantimmune.com.

Nominating and Corporate Governance Committee.    The Board of Directors has established a Nominating and Corporate Governance Committee consisting of Karen Shoos Lipton, Chairman, Harry H. Penner, Jr., and Peter A. Sears. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding the governance of the Company. The Nominating and Corporate Governance Committee met once during 2004. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.avantimmune.com. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of Nasdaq.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Charter.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All securityholder recommendations for director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, and must include the following information:

•	the name and address of record of the securityholder;

•	a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Committee’s written charter;

•	A description of any arrangements or understandings between the securityholder and the proposed director candidate; and

•	The consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in their written charter.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AVANT’s directors, officers and key employees, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish AVANT with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to such persons were satisfied.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.avantimmune.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our directors or executive officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the amount of common stock beneficially owned as of March 1, 2005 by the following people:

•	each director and nominee for director;

•	the Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during 2004;

•	all directors and officers as a group; and

•	each person known by AVANT to hold more than 5% of our outstanding common stock.

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock (2)
Directors and Executive Officers
J. Barrie Ward, Ph.D.	496,748 (3)	**
Una S. Ryan, Ph.D.	1,284,413 (4)	1.70%
Harry H. Penner, Jr.	95,000 (5)	**
Peter A. Sears	142,739 (6)	**
Karen Shoos Lipton	50,000 (7)	**
Larry Ellberger	30,000 (8)	**
M. Timothy Cooke, Ph.D.	—	—
Avery W. Catlin	236,750 (9)	**
Henry C. Marsh, Jr., Ph. D.	136,935 (10)	**
Taha Keilani, M.D.	500	**

5% Holders
None

All Directors and executive officers as a group	2,473,085 (11)	3.24%
(Consisting of 10 persons)

*	Unless otherwise indicated, the address is c/o AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

**	Less than 1%.

(1)	Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)	Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange

Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)	Includes 128,833 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Dr. Ward is KuDOS Pharmaceuticals Ltd., 327 Cambridge Science Park, Cambridge CB4 OW9, England.

(4)	Includes 1,085,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. Includes 100,000 Restricted Stock Units, which are vested or will vest within 60 days of the record date. Includes 32,000 shares owned by Dr. Ryan’s husband, of which Dr. Ryan disclaims beneficial ownership.

(5)	Includes 90,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Mr. Penner is Marinus Pharmaceuticals, Inc., 21 Business Park Drive, Branford, Connecticut 06405.

(6)	Includes 70,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Mr. Sears is Quaker BioVentures, 1811 Chestnut Street, Philadelphia, Pennsylvania 19103.

(7)	Includes 50,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Ms. Lipton is American Association of Blood Banks, 8101 Glenbrook Road, Bethesda, MD 20814.

(8)	Includes 30,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Mr. Ellberger is Healthcare Ventures Associates, 23 Fawn Drive, Suite B, Livingston, NJ 07039.

(9)	Includes 226,750 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date.

(10)	Includes 131,100 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date.

(11)	Includes 1,811,683 shares of common stock issuable upon exercise of options which are vested or will vest within 60 days of the record date.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Directors who are not employees of AVANT are each entitled to receive a retainer fee of $12,000 each fiscal year. Each Board committee Chairman receives an additional retainer fee of $3,000. In addition, each non-employee director is entitled to receive $1,500 for attendance at each meeting of the Board of Directors and $750 for attendance at each meeting of a Board committee. The AVANT 1999 Stock Option and Incentive Plan provides for annual automatic grants to each independent director of an option to purchase 10,000 shares of common stock with vesting after one year, a ten year term, and an exercise price equal to the fair market value of the common stock on the day of grant. As of the record date, the current independent directors had the following stock options outstanding: J. Barrie Ward—128,833; Harry H. Penner, Jr.—90,000; Peter A. Sears—70,000, Karen Shoos Lipton—50,000 and Larry Ellberger—30,000.

Executive Compensation

Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002, the cash compensation paid by AVANT, as well as other compensation paid or accrued for these fiscal years, to the Chief Executive Officer and the other most highly compensated officers whose total compensation for 2004 exceeded $100,000.

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation (1) ($)
Una S. Ryan, Ph.D.	2004	380,000	45,600	832,000	(1)	—	3,940
President and Chief	2003	362,000	86,880	1,104,000	(1)	100,000	3,700
Executive Officer	2002	350,000	—	—		—	3,300

M. Timothy Cooke, Ph.D. (3)	2004	96,923	6,048	—		200,000	180
Chief Operating Officer	2003	—	—	—		—	—
	2002	—	—	—		—	—

Avery W. Catlin	2004	223,891	13,433	—		12,000	3,045
Senior Vice President and	2003	215,280	25,834	—		10,000	2,779
Chief Financial Officer	2002	208,000	—	—		—	2,749

Henry C. Marsh, Jr., Ph.D.	2004	180,876	12,000	—		12,000	2,461
Vice President, Research	2003	173,919	20,870	—		10,000	2,346
	2002	168,038	—	—		—	2,093

Taha Keilani, M.D. (4)	2004	128,269	6,900	—		50,000	934
Vice President, Medical and	2003	—	—	—		—	—
Regulatory Affairs	2002	—	—	—		—	—

(1)	On November 5, 2004, the Company awarded Dr. Ryan 400,000 Restricted Stock Units, which were valued at $832,000 based on $2.08 per share, the closing price of AVANT’s common stock on the award date. On September 18, 2003, the Company awarded Dr. Ryan 400,000 Restricted Stock Units, which were valued at $1,104,000 based on $2.76 per share, the closing price of AVANT’s common stock on the award date. The value of all Restricted Stock Units as of December 31, 2004 was $1,608,000 based on $2.01 per share, the closing price of AVANT’s common stock on that date. The Restricted Stock Units vest over four years. In the event that AVANT pays a stock or cash dividend on its common stock, dividend equivalents will be paid on the Restricted Stock Units.

(2)	Includes AVANT’s matching cash contribution to the 401(k) Savings Plan of each named executive officer and premiums paid for life insurance under the Company’s nondiscriminatory group plan for each named executive officer.

(3)	Dr. Cooke joined AVANT on August 2, 2004.

(4)	Dr. Keilani joined AVANT on June 7, 2004.

Options Granted in Last Fiscal Year

The following table sets forth each grant of stock options made during the 2004 fiscal year to each of the executive officers named in the Summary Compensation Table above:

					Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term
	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Per Share Price ($/Sh) (2)	Expiration Date	5% ($)	10% ($)
Una S. Ryan, Ph.D.	—	—	—	—	—	—
M. Timothy Cooke, Ph.D.	200,000	41%	1.9300	08/02/14	242,753	615,185
Avery W. Catlin	12,000	2%	2.7650	01/02/14	20,867	52,880
Henry C. Marsh, Jr., Ph.D.	12,000	2%	2.7650	01/02/14	20,867	52,880
Taha Keilani, M.D.	50,000	10%	2.5850	06/07/14	81,285	205,991

(1)	During the 2004 fiscal year, a total of 274,000 stock options were granted to the executive officers named in the Summary Compensation Table above. These options vest over four years and have a ten-year term. During 2004, a total of 485,000 stock options were granted to employees of AVANT.

(2)	Equal to the average of the high and low market prices of the common stock on the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares of common stock acquired and the value realized in each exercise of stock options during the 2004 fiscal year and the fiscal year end number and value of unexercised options:

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Una S. Ryan, Ph.D.	—	—	1,060,000	100,000	258,270	65,250
M. Timothy Cooke, Ph.D.	—	—	—	200,000	—	16,000
Avery W. Catlin	—	—	221,250	25,750	2,175	6,525
Henry C. Marsh, Jr., Ph.D.	—	—	125,600	10,000	10,795	35,775
Taha Keilani, M.D.	—	—	—	50,000	—	—

(1)	Based on the $2.01 per share closing price of AVANT’s common stock on December 31, 2004.

Employment Contracts, Termination of Employment and Change-of-Control Arrangements

Dr. Ryan entered into an agreement with AVANT on August 20, 1998 which was amended and restated as of December 23, 2002 and again as of September 18, 2003. The term of the agreement is for one (1) year with rolling automatic one-year extensions. If prior to a change in control (as defined in the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan), Dr. Ryan’s employment is terminated by the Company without cause (as defined in the agreement), Dr. Ryan will be eligible to receive a lump sum amount equal to one year’s salary, at the rate then in effect, and continuation of group health plan benefits for a period of up to twelve (12) months. If within a year after a change in control, Dr. Ryan’s employment is terminated by the Company without cause or by Dr. Ryan for good reason (as defined in the agreement), or if a change in control occurs within one (1) year after Dr. Ryan is terminated without cause by the Company, Dr. Ryan is entitled to receive a lump sum amount equal to three (3) times the base amount (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) applicable to Dr. Ryan, less one dollar ($1.00). Such severance may be further reduced to the extent necessary to preserve the Company’s tax deduction.

Dr. Cooke entered into a letter agreement with AVANT on June 10, 2004 (the “Letter Agreement”), which provides for the Company’s employment of Dr. Cooke, as a Senior Vice President of Commercial Development, on an at-will basis, beginning on June 21, 2004. Under the terms of the Letter Agreement, if (1) there has been a Change of Control of the Company (as defined in the Letter Agreement) and Dr. Cooke’s employment is thereafter terminated by Dr. Cooke for other than Good Reason (as defined in the Letter Agreement), or (2) there has been a Change of Control of the Company and Dr. Cooke’s employment is thereafter terminated for Cause (as defined in the Letter Agreement) by the Company, death, Disability or Retirement (each as defined in the Letter Agreement), then no benefits shall be payable to Dr. Cooke. If Dr. Cooke’s employment is terminated within one (1) year following a Change in Control of the Company by Dr. Cooke for Good Reason or by the Company other than for Cause, death, Disability or Retirement, then Dr. Cooke’s benefits shall be those described in the Letter Agreement, including the continuance of Dr. Cooke’s base salary for 12 months and a 100% vesting of all unvested options. On June 14, 2004 Dr. Cooke’s employment terms were amended (the “Amended Letter Agreement”) such that the Company agreed to pay Dr. Cooke six month’s of severance (at the rate of his final base pay) if Dr. Cooke’s employment is terminated by the Company without cause. This Amended Letter Agreement also allows for Dr. Cooke to receive health and dental benefits during this severance period. Dr. Cooke has since been promoted to Chief Operating Officer, however, his employment terms pursuant to this Letter Agreement remain the same.

Mr. Catlin has an agreement with AVANT under which he is eligible for a severance payment of twelve month’s base salary, continuation of health insurance benefits and 100% vesting of all stock option grants in the event of his termination following a change-of-control, as defined in the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, is responsible for establishing and administering the policies governing the compensation of AVANT’s employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of AVANT’s strategic corporate goals, and participation in our stock option program. The bonus awards and stock option grants are made in accordance with the AVANT Performance Plan and 1999 Stock Option and Incentive Plan. The Compensation Committee is also responsible for the administration of our 1994 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

In order to both attract and retain experienced and qualified executives to manage AVANT, the Compensation Committee’s policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional compensation upon achievement of goals under the Performance Plan and through the appreciation of stock-based incentive awards. This policy is designed to have a significant portion of each executive’s total compensation be tied to AVANT’s progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive’s interest with those of our stockholders through equity incentive compensation.

Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the Chief Executive Officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. The recommended salary increases are based on the average salary increases expected in the biotechnology industry in the Boston, Massachusetts area, with the salaries in 2004 either at or slightly above the average of the salaries paid to persons in comparable positions using an independently prepared 2004 employee compensation survey of over 400 biotechnology companies.

The bonus award is based on achievement of AVANT’s strategic goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by AVANT in accordance with the Performance Plan. For 2004 two sets of goals were applicable to all employees, including the executive officers: (i) overall corporate goals and (ii) goals applicable to the therapeutic programs. Both sets of goals were allocated between specific product and financial performance targets.

Dr. Una Ryan, our President and Chief Executive Officer, received a salary increase of 5% in 2004. Dr. Ryan’s current base salary, which reflects the salary increase, is within the range of base salaries paid to other Chief Executive Officers in similar sized, publicly traded companies in the biotechnology industry, based on the previously referenced 2004 employee compensation survey. As discussed above, the Compensation Committee determined that Dr. Ryan had met certain milestones in 2004 and that a cash payout of $45,600 would be made to Dr. Ryan under the Performance Plan for 2004.

On January 2, 2004, Dr. Marsh and Mr. Catlin were granted options to purchase 12,000 shares each of AVANT common stock at an exercise price of $2.77. On June 7, 2004, Dr. Keilani was granted options to purchase 50,000 shares of AVANT common stock at an exercise price of $2.59. On August 2, 2004, Dr. Cooke was granted options to purchase 200,000 shares of AVANT common stock at an exercise price of $1.93. These options vest over four years and have a ten-year term.

Compensation Committee

J. Barrie Ward, Chairman
Karen Shoos Lipton
Larry Ellberger

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors was composed of three non-employee directors during the year, Messrs. J. Barrie Ward, Karen Shoos Lipton and Larry Ellberger. None of these Compensation Committee members is an officer or employee of AVANT. Dr. Ward was formerly an employee of AVANT and was a consultant for the Company until December 31, 2004. Dr. Ward did not participate in actions or discussions with respect to his own compensation. No Compensation Committee interlocks between AVANT and another entity exist.

REPORT OF THE AUDIT COMMITTEE

The undersigned members of the Audit Committee of the Board of Directors of AVANT submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2004 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for AVANT for the fiscal year ended December 31, 2004.

2.	The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit. PricewaterhouseCoopers LLP has also communicated with the Audit Committee on matters required by Rule 2-07 of Regulation S-X.

3.	The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent public accounting firm, the auditors’ independence from management and AVANT including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in AVANT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Peter A. Sears, Chairman
Harry H. Penner, Jr.
Larry Ellberger

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the engagement of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm. We expect that a representative from PricewaterhouseCoopers, LLP will be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees

Represents fees for professional services provided in connection with the audit of the Company’s annual audited financial statements and reviews of the Company’s quarterly financial statements, advice on accounting matters directly related to the audit and audit services provided in connection with other statutory or regulatory filings. Fees, including out of pocket expenses, for the fiscal year 2004 audit and the quarterly reviews of Forms 10-Q during fiscal 2004 were $248,320, of which an aggregate amount of $79,400 had been billed through December 31, 2004. Fiscal 2004 includes $148,070 for assurance services provided in connection with the assessment and testing of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for fiscal 2003, including out of pocket expenses, were $90,300.

Audit-Related Fees

Audit-related fees are for assurance and other activities not explicitly related to the audit of the Company’s financial statements, and consisted principally of fees for consultations concerning financial accounting and reporting standards. Audit-related fees, including out of pocket expenses, for fiscal year 2004 were $39,500, of which an aggregate amount of $39,500 had been billed through December 31, 2004. Audit-related fees for fiscal 2003, including out of pocket expenses, were $23,000.

Tax Fees

Tax fees are associated with tax compliance, tax advice, tax planning and tax preparation services. In 2004, we engaged another public accounting firm to perform these services. For fiscal year 2003, tax fees, including out of pocket expenses, billed by PricewaterhouseCoopers, LLP were $25,220.

All Other Fees

No other fees were billed by PricewaterhouseCoopers, LLP in fiscal years 2004 and 2003.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP’s independence and has determined that such services for fiscal years 2004 and 2003 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

STOCK PERFORMANCE GRAPH

The graph below represents a comparison of the cumulative shareholder return on the common stock for AVANT’s last five fiscal years, including the fiscal year ended December 31, 2004, with the cumulative total stockholder return of the Nasdaq Stock Market (U.S.) Index and Nasdaq Pharmaceutical Stock Index (which is made up of companies quoted on the Nasdaq National Market whose Primary Industrial Classification Code is 283, Pharmaceutical Companies). The graph assumes an investment of $100 made on December 31, 1999 in AVANT’s common stock and in the two indexes.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
AVANT Immunotherapeutics, Inc.	$100	$278	$162	$46	$111	$81
Nasdaq Stock Market (U.S.) Index	$100	$60	$48	$33	$49	$54
Nasdaq Pharmaceutical Stock Index	$100	$125	$106	$69	$101	$107

OTHER MATTERS

Expenses of Solicitation

The expense of preparing, printing and mailing the notice of annual meeting of stockholders and proxy material, and all other expenses of soliciting proxies will be borne by AVANT. We have retained ADP Financial Services, Inc. as agent for soliciting proxies. Officers or other employees of AVANT may, without additional compensation therefore, solicit proxies in person, by telephone, facsimile, mail or the Internet. We may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Stockholder Proposals for 2006 Annual Meeting

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in AVANT’s proxy statement and form of proxy for our 2006 annual meeting must be received by AVANT on or before December 24, 2005 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: AVANT Immunotherapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

Shareholder proposals to be presented at AVANT’s 2006 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494-2725 not earlier than January 19, 2006 nor later than March 5, 2006 unless our 2006 annual meeting of stockholders is scheduled to take place before April 19, 2006 or after July 18, 2006. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by AVANT at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by AVANT at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by AVANT. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: AVANT Immunotherapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Corporate Secretary.

VOTE BY INTERNET - www.proxyvote.com
AVANT IMMUNOTHERAPEUTICS, INC. 119 FOURTH AVENUE NEEDHAM, MASSACHUSETTS 02494

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AVANT Immunotherapeutics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AVANT Immunotherapeutics, Inc., c/o ADP, 51 Mercedes Way,Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVANT1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

AVANT IMMUNOTHERAPEUTICS, INC.

1.	Election of Directors.

	Nominees:	For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
	(01) J. Barrie Ward	All	All	Except
(02) Una S. Ryan
	(03) Harry H. Penner, Jr.	☐	☐	☐
(04) Peter A. Sears
(05) Karen Shoos Lipton
(06) Larry Ellberger

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please be sure to sign and date this Proxy.
		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

AVANT IMMUNOTHERAPEUTICS, INC.

Proxy Solicited by the Board of Directors for the

Annual Meeting of Stockholders

on May 19, 2005

The undersigned hereby appoints J. Barrie Ward and Una S. Ryan, and each of  them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on April 7, 2005, at the Annual Meeting of Stockholders (the “Meeting”) to be held at 2:00 p.m. on May 19, 2005 at the Company’s offices located at 119 Fourth Avenue, Needham, Massachusetts 02494, or at any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is given in connection with Proposal 1, this proxy will be voted FOR the election of the nominees for director and, in their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.  Any stockholders wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the postage-paid envelope provided.

The undersigned hereby acknowledges(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s 2004 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is executed.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE

AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.